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                                                                    EXHIBIT 23.1


     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated June 27, 1996, except as to Notes 1 and 12 as to which the date is August 13, 1996 in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-04593) and related Prospectus of Dailey Petroleum Services Corp., a Delaware corporation, (as further discussed in Note 1 to the consolidated financial statements included elsewhere in this Registration Statement) for the registration of 3,200,000 shares of its Class A Common Stock.


                                          ERNST & YOUNG LLP

Houston, Texas

August 13, 1996